EXHIBIT 10.41

                                                                  Execution Copy

                                 TRUST AGREEMENT

      THIS AGREEMENT is made this 14th day of October, 2008 (the "Agreement"), by and between RH1, LLC, (hereinafter referred to as "Trustor") and Ernest E. East (the "Trustee").

                                    RECITALS

      1. WHEREAS, Flag Luxury Riv, LLC., currently holds 992,069 shares of the common stock of Riviera Holdings Corporation ("Riviera"), or 7.9% of the total outstanding shares.

      2. WHEREAS, RH1, LLC., currently holds 418,294 shares of the common stock of Riviera Holdings Corporation, or 3.335% of the total outstanding shares.

      3. WHEREAS, Flag Luxury Riv, LLC, and RH1 are both indirectly 100% owned by FX Real Estate and Entertainment Inc.

      4. WHEREAS, Riviera Black Hawk, Inc., d/b/a Riviera Black Hawk Casino ("RBH") holds a Colorado retail gaming license for and at its licensed location in Black Hawk, Colorado. That license was issued by the Colorado Limited Gaming Control Commission ("Commission") pursuant to the Limited Gaming Act of 1991, as amended ("Act"). Riviera and RBH are subject to the Act and to the Colorado Gaming Regulations promulgated by the Commission. Riviera and RBH are in particular subject to the requirements, inter alia, of Rule 4.5 of the Gaming Regulations which pertain to publicly-traded corporations.

      5. WHEREAS, as a result of the above-described aggregate ownership in Riviera, the Trustor and certain other related entities and/or individuals are subject to Colorado Gaming Rule 4.5.

      6. WHEREAS, the Trustor has determined that it is in its best interests to enter into and submit a trust agreement that complies with the requirements of Rule 4.5 and meets the requirements of the Colorado Division of Gaming ("CDOG").

      7. WHEREAS, the Trustor and the Trustee recognize in general and without limitation that the following are the purposes of this Agreement:

            a. to authorize a suitable person to serve as Trustee and for the Trustee to hold in the Trust established by this Agreement 161,758 shares of the common stock of Riviera currently owned by the Trustor, which shares currently represent any and all shares in excess of 9.999% of the total outstanding shares in Riviera held by Trustor and its affiliates;

            b. to ensure that a Trustee acceptable to CDOG shall have the authority to exercise all rights attendant to the transferred shares of stock in Riviera as set forth herein and that are the subject of this Trust, and that the Trustee shall act independently of the Trustor;

            c. to ensure that during the duration of the Trust (i) the Trustor shall have no right to participate in the earnings of the Trust Property until the earlier of such time as this Trust terminates as set forth in this Agreement or until such time as the Trustor and its affiliates are found qualified to be licensed by CDOG or as may be otherwise permitted by CDOG in accordance with the Act, the Gaming Regulations, and the policies and procedures of CDOG and the Commission (collectively, the "Gaming Laws"), and with this Agreement;

            d. to establish mechanisms for the expeditious disposition (but in no event the sale) of the Trust Property that is the subject of this Trust in the event that this Trust is terminated or the Trustor or Trustee is unacceptable to CDOG;

            e. to construe and perform with respect to the Trust Property pursuant to this Agreement in a manner so as to comply with the Colorado Gaming Laws;

            f. to ensure the Trustee is suitable and acceptable to CDOG and, upon the request of CDOG, to require that the Trustee submits a full, complete and accurate application for suitability in a timely manner;

            g. to ensure that all activities undertaken pursuant to the Trust are in compliance with the Colorado Gaming Laws; and

      8. WHEREAS, the Trustee has indicated that he is willing and able to serve as the Trustee pursuant to this Agreement;

      NOW, THEREFORE, IN CONSIDERATION OF THE FOREGOING PREMISES AND MUTUAL AGREEMENTS AND COVENANTS HEREINAFTER CONTAINED, THE PARTIES AGREE AS FOLLOWS:

      1. Definitions.

            a. "Trust Property" shall mean all of the Trustor's present and future right, title, and interest to One Hundred Sixty-One Thousand Seven Hundred Fifty-Eight (161,758) shares of common stock Riviera as transferred to the Trust and any payment or proceeds paid on account of dividends of such transferred stock and all normal and incidental voting rights in such shares.

                  In the event Riviera, during the pendency of this Agreement, issues any additional shares of common stock, and Trustor and its affiliates purchase shares in said offering to avoid dilution and to maintain their current pro rata ownership of the common stock of Riviera, then those shares purchased in said offering that, when aggregated with all other shares in Riviera held by Trustor and its affiliates, represent more than 9.999% of the then issued and outstanding shares in Riviera (after giving effect to such offering), shall be deposited in the Trust and be deemed to be Trust Property.

            b. "Terminating Event" shall mean any action taken, or the occurrence of an event, pursuant to this Agreement which would entitle the Trustor to terminate this Agreement.

      2. Transfer of Trust Property. Upon execution of this Agreement, the Trustor, as its interests may appear, shall transfer to the Trustee the Trust Property, subject to the terms and conditions and for the use and purposes of this Agreement. The Trustor conveys and grants to the Trustee, now and hereafter, all powers necessary to carry out the Trustee's duties and responsibilities under this Agreement. The Trustor shall be the beneficiary of the Trust.

      3. Trustee's Acceptance of the Trust. The Trustee accepts the position of Trustee, with all rights and duties appurtenant thereto, and accepts the Trust Property for inclusion into the trust. The Trustee agrees to hold the Trust Property, subject to the terms and conditions of this Agreement.

      4. Fiduciary Duty of Trustee. The Trustee shall exercise his rights and powers and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. However, Trustee shall not be authorized to, and may not, directly or indirectly or by means of proxy, transfer or sell the Riviera shares constituting the Trust Property.

      5. Duties of the Trustee.

            a. Upon effectiveness of this Agreement, the Trustee shall: (i) provide the issuer or stock transfer agent of the Trust Property with an executed copy of this Agreement, if necessary; (ii) take all necessary steps to have all of the Trustor's interests in One Hundred Sixty-One Thousand Seven Hundred Fifty-Eight (161,758) shares of common stock of Riviera as specified hereinabove transferred to the Trust's name; and (iii) have any such transfer duly recorded on the register and records of the issuer.

            b. The parties hereto recognize and agree that the purpose of this Agreement is to facilitate compliance with the Colorado Gaming Laws and to ensure the Trust's and Trustor's continued compliance with the Gaming Laws.

      6. Duties of the Trustor. The Trustor shall notify the Trustee immediately upon the occurrence of a Terminating Event as set forth in Section 20 of this Agreement.

      7. Regarding Management of Trust Property. Prior to the termination of the Trust, the Trustee shall have all of the rights presently afforded the Trustor by virtue of its ownership of the Trust Property, as set forth in Section 1(a) hereof, to vote any securities that are part of the Trust Property, to receive on behalf of the Trust, dividends or other payments received from Riviera, and to distribute and/or contribute any dividends (whether ordinary or special) prior to the expiration of the applicable notice period, as specifically set forth in Section 17 and Section 17.1 of this Agreement, to a charitable organization chosen by the Trustee in his sole and absolute discretion. Such organization must be duly qualified by the IRS as a tax exempt 501(c)(3) corporation. All instructions from the Trustor to the Trustee shall be in writing, with a copy of the instructions to be furnished to CDOG in advance of their issuance to the Trustee. Dividends and/or distributions from Riviera received after this Trust is terminated shall be the sole and exclusive property of the Trustor.

      8. Qualification of Trustee.

            a. The Trustee warrants and represents that he is suitable and meets all of the criteria necessary to qualify as the Trustee, has been and or is currently licensed under the applicable provisions of the Gaming Laws and that he shall continue to meet such criteria throughout the duration of this Agreement. The Trustee agrees that if he commits an act, or becomes aware of any information, that would cause a reasonable person to believe that he will not be able to be found, or remain, suitable to the satisfaction of CDOG or the Commission, the Trustee will notify the Trustor and CDOG within five (5) business days of becoming aware of such information, in a writing that sets forth the details of his action or knowledge. The Trustee further agrees that if he becomes aware of any information that would cause a reasonable person to believe that the Trustor, or any person required to be qualified in connection with the Trustor's ownership of shares of Riviera, may be found unqualified or has violated or will violate the Gaming Laws, he will immediately provide CDOG with that information.

            b. The Trustee agrees to provide to CDOG, on a timely basis, all information requested by CDOG, and to file for suitability with CDOG, if requested, in a timely manner. The Trustee's out-of-pocket costs and other costs arising from the Trustee's application for suitability or arising from requests for information from CDOG shall be borne by the Trustor. Any such funds necessary to comply with the intent of this paragraph may be advanced as a contribution to the Trust Property or as a loan to the Trust by Trustor and may be used to pay such costs.

      9. Removal of Trustee. The Trustor shall have the right to request expedited approval from CDOG to remove the Trustee immediately from his position as Trustee under this Agreement, for cause, and to replace him with a qualified Successor Trustee, as that term is defined in this Agreement.

      10. Resignation of Trustee. The Trustee shall have the right to resign as Trustee under this Agreement upon ten (10) days' written notice to both the Trustor and CDOG; provided, however, that the resignation by the Trustee shall not be effective unless and until a successor trustee, approved by CDOG, has been appointed hereunder.

      11. Successor Trustee. If the Trustee is no longer willing or able to serve hereunder for any reason whatsoever, the Trustor must propose a successor trustee within thirty (30) business days of the death, disability, disqualification, resignation, or removal of the Trustee pursuant to this Agreement. The person selected as the successor trustee (the "Successor Trustee") shall promptly execute and deliver to the Trustor and CDOG an agreement satisfactory to Trustor and CDOG assuming the responsibilities of Trustee hereunder, and the Trust Property shall thereafter be transferred to the Successor Trustee, and he shall hold the Trust Property in the Trust as Trustee subject to the terms of this Agreement. If no Successor Trustee has been appointed within thirty (30) days of the Trustee's removal or resignation, then a Terminating Event shall have occurred. In the event a Successor Trustee is timely appointed, the Successor Trustee shall be required to comply, to the same extent as the trustee, with the provisions herein.

      12. Liability of Trustee. The Trustee shall incur no responsibility to the Trustor, or any persons or entity affiliated with the Trustor, as holder of Trust Property as Trustee, or otherwise, except in instances in which an action or omission constitutes gross negligence or willful misconduct. The Trustee shall serve with a bond in the amount of Two Million Dollars ($2,000,000.00) USD.

      13. Records. The Trustee shall keep records of all of his business transactions as Trustee. These records shall include a detailed listing of the time spent by the Trustee in attending to trust business and the reasonable and ordinary expenses incurred in connection with such business. The Trustee shall send the Trustor, or its designated agent, quarterly statements that list every transaction made by the Trustee, including a summary of any written or oral communications between the Trustee and the Trustor and its representatives and the time spent and expenses incurred by him in completing each transaction in the months prior to the date of the statement. The Trustee agrees to make his records readily available to CDOG. The Trustor expressly consents to the Trustee allowing CDOG to examine the Trustee's records of his transactions and business as Trustee.

      14. Compensation of Trustee.

            a. Upon approval by CDOG, the Trustor shall pay the Trustee the sum of Five Thousand Dollars ($5000.00) on the execution of this Agreement, and the sum of Five Thousand Dollars ($5000.00) on the termination of this Agreement; provided, however, that the Trustee shall forfeit this final payment if the Commission or CDOG directs or requests his removal for cause, or if his continued employment as Trustee would in the reasonable determination of the Trustor jeopardize the validity or effectiveness of the Trust. For purposes of this Agreement, the term "cause" shall include the following by way of illustration and not limitation: (i) disqualification or a finding of unsuitability by CDOG or the Commission, under the Gaming Laws; (ii) mental incapacity; (iii) prior to the occurrence of a Terminating Event, continued neglect, after notice from the Trustor, of any of his duties and responsibilities under this Agreement; and (iv) breach of his fiduciary duty as set forth in this Agreement.

            b. Upon approval by CDOG, the Trustor shall pay the Trustee Two Hundred Fifty Dollars ($250.00) per hour for all time spent reasonably by the Trustee in administering the trust business, including time spent by the Trustee responding to requests for documents and information from CDOG and/or time spent preparing and submitting an application for suitability, and the Trustor shall reimburse the Trustee for all reasonable expenses incurred in fulfilling his duties under this Agreement, including the retention of any necessary financial and/or legal advisors. Expenses incurred by the Trustee in remaining qualified under CDOG shall be deemed to be reasonable expenses incurred in fulfilling the duties under this Agreement.

      15. Indemnification of Trustee. The Trustor agrees to indemnify and hold harmless the Trustee to the fullest extent permitted by law from and against all taxes (other than taxes based on income), suits, actions, claims, losses, damages, expenses (including reasonable legal fees), penalties, assessments, liabilities, or other charges incurred by or assessed against the Trustee arising out of any action or omission in connection with the performance of his duties under this Agreement, except in instances in which an action or omission of the Trustee constitutes gross negligence or willful misconduct. The rights of the Trustee under this Section 15 shall survive the termination of this Agreement regardless of whether any taxes (other than taxes based on income), suits, actions, claims, losses, damages, expenses, penalties, assessments, liabilities, or other charges are incurred or assessed prior or subsequent to the termination of this Agreement.

      16. Trustee Control Over the Trust Property. Subject to the restrictions as set forth in Section 1(a), Section 17.1 and Section 18 hereof, the Trustee shall exercise all normal and incidental voting rights to the ownership of the Trust Property, and shall be vested with all powers, authority, and duties necessary to the unencumbered exercise of such rights. The Trustee agrees to adhere to the provisions of this Agreement and, among other things, the following guidelines in exercising his powers under this Agreement.

            a. Investment of Funds. Pending a distribution to a charitable organization pursuant to Section 7 of this Agreement, the Trustee agrees to place any funds received on account, if any, of the Trust Property in bonds or other obligations, maturing in not more than thirty (30) days, that as to principal and interest constitute direct obligations of, or are unconditionally guaranteed by, the United States of America;

            b. Voting Rights. The Trustee shall have, subject to the restrictions set forth in this Agreement, the right to vote any securities that are part of the Trust Property; and

            c. Notification. The Trustee agrees to notify CDOG in writing of any action he takes pursuant to subsections a and b of this
                  Section 16 within two (2) business days of his having taken such action.

      17. Restoration of Trustor Control. Subject to Section 17.1 hereof, as noted herein, the Trustor shall have the right to terminate and revoke this trust at any time by sending the Trustee and CDOG written notice of its intent to terminate the Trust at least one hundred twenty (120) days before the effective date of such termination.

      17.1 Required Notice Period. In the event Riviera, during the pendency of this Trust, announces (1) that it will hold a special shareholder meeting that requests a vote to directly or indirectly cause a sale or disposition of the Trust Property (either in whole or in part) in conjunction with a merger, bid proposal, or any business combination from any entity, or requests a vote to recapitalize Riviera by issuing any new stock or class(es) of preferred stock, or to consider a liquidation or reorganization of Riviera, or (2) that Riviera will engage in a disposition of any significant portion of its assets, or (3) that a meeting of Riviera shareholders will convene to vote upon an alternative slate of directors whose election would result in a change of control, or (4) that Riviera is the subject of liquidation or reorganization, either pursuant to proceedings under the Federal Bankruptcy Code (whether voluntary or involuntary) or similar proceedings or otherwise, then in said event(s) the Trustor shall have the right to terminate and revoke this Trust at any time by sending the Trustee and CDOG written notice of its intent to terminate this Trust at least fifteen(15) days before the effective date of such termination, even if the Trustor has provided a previous notice of termination of the Trust to the Trustee.

      17.2 Disposition of Riviera Shares. In the event, during the pendency of this Trust, the aggregate ownership interest of Trustor, Flag Luxury Riv, LLC, and/or RH1, LLC (both directly owned 100% by FX Real Estate and Entertainment, Inc.) in Riviera's common stock falls below ten (10) percent of the then issued and outstanding shares of Riviera, Trustor, at its sole option, shall have the additional right to terminate and revoke this Trust by sending the Trustee and CDOG written notice of its intent to terminate this Trust at least fifteen (15) days before the effective date of such termination, even if the Trustor has provided a previous notice of termination of the Trust to the Trustee.

      17.3 Suitability Application Filing. If required by applicable Gaming Law, upon termination of this Trust, Trustor shall, within thirty (30) days of said termination, file its application for suitability with the applicable Colorado gaming authority.

      18. Intentionally Deleted.

      19. Rights of the Trustee. The Trustee shall have no duties or responsibilities except those expressly set forth herein. The Trustee may rely on any notice, instruction, certificate, statement, request, consent, confirmation, agreement, or other instrument that is authorized or permitted by this Agreement and that he believes to be genuine and to have been signed or presented by a proper person or persons. As a condition to the taking, suffering, or omitting of any action by him hereunder, the Trustee may consult with counsel, and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered, or omitted by him hereunder in good faith and in reliance thereon.

      20. Duration of Agreement. This Trust shall continue for one (1) year from the date of execution by the Trustor and Trustee, unless extended by mutual agreement between the parties hereto, with the informed prior consent of CDOG; provided, however, that the Trustor, or its designee, may effect early termination of this Trust by providing a written resolution duly adopted by the Trustor. The Trust shall be deemed terminated upon the expiration of the applicable notice period. Upon termination of the Trust as provided herein, the Trustee shall cause the shares of Riviera and all other Trust Property to be delivered to Trustor or its designee within three (3) business days.

      21. Benefits of Agreement. Nothing in this Agreement, expressed or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Commission and CDOG, any benefit or any legal or equitable right, remedy, or claim under this Agreement.

      22. Assignability. The Trustor shall have the right to assign its rights under this Agreement, but only with the prior approval of CDOG.

      23. Amendment; Waiver. This Agreement may not be amended, modified, or supplemented, nor may any provisions of this Agreement be waived, discharged, or revoked, without the prior written consent of the Trustor and the Trustee. No amendment, modification, or supplement to this Agreement shall be effective without the prior approval of CDOG of any proposed amendment, modification, or supplement.

      24. Headings. The various headings of the Sections of this Agreement are for reference purposes only and shall in no way affect the meaning or interpretation of this Agreement.

      25. Invalidity. The invalidity of any provision of this Agreement shall not be deemed to impair or affect in any manner the validity or enforceability of the remainder of this Agreement.

      26. Notices. Any notice or other communication required to be given under this Agreement shall be given by telephone, telex, facsimile, e-mail, or other similar means of electronic communication, and by a writing sent by Federal Express or any equivalent overnight delivery service. Notice shall be deemed to have been given on transmission or on its being delivered to Federal Express or any other acceptable overnight delivery service. The numbers and addresses for providing notice under this Agreement shall be those contained in Exhibit A to this Agreement. The numbers and addresses used for providing notice under this Agreement may be changed by giving notice pursuant to this Section 26 of this Agreement.

      27. Counterparts. This Agreement may be executed in counterparts, each of which when executed and delivered shall be an original and both of which together will constitute the same Agreement.

      28. Variations in Pronouns. All pronouns and any variations thereof refer to the masculine, feminine, or neuter, singular or plural, as the identity of the person or persons may require.

      29. Waivers. No delay on the part of any party in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power, or privilege hereunder, nor any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege hereunder. The rights and remedies provided herein are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

      30. Governing Law. The parties agree that this Agreement shall be governed and construed in accordance with the laws of the State of Colorado, including the Gaming Laws, and nothing herein shall be construed to limit the rights of CDOG to take any action required or permitted by law. Further, nothing herein shall limit the rights of the Division or Commission to require the Trustor, or persons and entities affiliated with them, to apply for suitability with the CDOG or the Commission

      31. Effective Date of Trust. The Trust instituted by this Agreement shall become effective on the execution of this Agreement by the parties and final approval of the Agreement by CDOG and delivery of all necessary documents and Trust Property in accordance with the terms of this Agreement.

      32. Exhibits. The following Exhibits are attached to this Agreement and are made an integral part hereof:

            A.    Addresses and Telephone Numbers for Notice.

      33. The recitals as set forth above are hereby incorporated in this Agreement in their entirety.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                                          RH1, LLC


                                          By: /s/ Mitchell J. Nelson
                                              ----------------------------------
                                          Its: Secretary


                                          TRUSTEE


                                          By: /s/ Ernest E. East
                                              ----------------------------------
                                          Its:

                               Exhibit A - Notice

Trustee

Ernest E. East
1111 Post Oak Road #544
Houston, TX 77056
eeast@nevadagold.com

Trustor

RH1, LLC
c/o FX Real Estate and Entertainment, Inc.
650 Madison Avenue, 15th Floor
New York, NY 10022
(212) 796-8174 phone
(212) 750-3034 fax

With a copy to:

Colorado Division of Gaming                     Roger M. Morris, LLC
Mr. Flavio Quintana, Agent in Charge            1775 Sherman St., Suite 1445
Background Investigations Unit                  Denver, CO 80203
1881 Pierce St., Room 112                       (303) 329-0141 phone
Lakewood, CO 80426                              (303) 321-8106 fax
                                                rmorris@rogermorris.com

Mitchell J. Nelson                              Cohen, Johnson, and Day
FX Real Estate and Entertainment Inc.           Mr. Steven B. Cohen, Esq.
650 Madison Avenue, 15th Floor                  3695 West Flamingo Rd.
New York, NY  10022                             Las Vegas, Nevada 89109
(212) 796-8174 phone                            (702) 220-7050 phone
(212) 750-3034 fax                              (702) 220-4577 fax
mitchell.nelson@flagluxury.com                  sbc8310@cox.net

Cadwalader, Wickersham & Taft
Mr. Jeffrey A. Legault, Esq.
One World Financial Center
New York, NY 10281
(212) 504-6721 phone
jeffrey.legault@cwt.com